                                                                     Exhibit 4.1

                                 THIRD AMENDMENT
                                     to the
                                RIGHTS AGREEMENT
                                     between
                               VISX, INCORPORATED
                                       and
                          EQUISERVE TRUST COMPANY, N.A.

      This Third Amendment (the "Amendment") to the Rights Agreement dated as of August 3, 2000 and amended on April 25, 2001 and May 15, 2003 (the "Rights Agreement"), is made and entered into as of November 9, 2004 between VISX, INCORPORATED, a Delaware corporation (the "Company"), and EQUISERVE TRUST COMPANY, N.A. (the "Rights Agent").

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

      WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below; and

      WHEREAS, on November 9, 2004, the Board of Directors of the Company has approved and adopted this Amendment at a meeting of directors duly called and held.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

      2. Supplement to Definitions. The definitions contained in Section 1 of the Rights Agreement shall be supplemented by adding the following:

            "`Merger Agreement' shall mean the Agreement and Plan of Merger by and among Advanced Medical Optics, Inc., Vault Merger Corporation and VISX, Incorporated dated as of November 9, 2004."

      3. Addition of New Section 34. The Rights Agreement is hereby amended by adding a new Section 34 thereof which shall read as follows:

            "Notwithstanding anything in this Agreement to the contrary, neither a Distribution Date nor a Stock Acquisition Date shall be deemed to have occurred, and neither Parent nor Merger Sub (each as defined in the Merger Agreement) shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to this Agreement, in any such case solely by virtue of (a) the approval, execution or delivery of the Merger Agreement (or any amendment thereto approved in advance by the Board of Directors of the Company), or (b) the consummation of the transactions contemplated by the Merger Agreement."

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      4. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is
amended by deleting the word "or" immediately preceding clause (ii) thereof and adding the following new phrase immediately following clause (ii) thereof: "or
(iii) immediately prior to the Effective Time of the Merger (each as defined in the Merger Agreement)," and also by deleting the parenthetical on the last line of Section 7(a) and replacing it with the following parenthetical: "(the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

      5. Effectiveness. This Amendment shall be deemed effective as of November 9, 2004, as if executed by both parties hereto on such date, and except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.

      6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

      7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together constitute one and the same instrument.

      8. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and shall in no way be affected, impaired or invalidated.


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

         IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the date first above written.

Attest:                                    VISX, INCORPORATED


By:     /S/ SCOTT MEGGS                    By:     /S/ JOHN F. RUNKEL, JR.
      --------------------------------           -------------------------------
Name:   Scott Meggs                        Name:   John F. Runkel, Jr.
      --------------------------------           -------------------------------
Title:  Corporate Counsel                  Title:  General Counsel
      --------------------------------           -------------------------------


Attest:                                    FLEET NATIONAL BANK
                                           as Rights Agent

By:     /S/ DEBRA SPEARIN                  By:     /S/ MICHAEL J. CONNOR
      --------------------------------           -------------------------------
Name:   Debra Spearin                      Name:   Michael J. Connor
      --------------------------------           -------------------------------
Title:  Account Manager                    Title:  Managing Director
      --------------------------------           -------------------------------


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